Towerstream Corporation Announces Pricing of an Underwritten Registered Offering of Common Stock

MIDDLETOWN, R.I., July 15, 2011 (GLOBE NEWSWIRE) — Towerstream (Nasdaq:TWER), announced the pricing of an underwritten registered offering of  9,000,000 shares of its common stock at an offering price of $4.00 per share. The gross proceeds to Towerstream from this offering are expected to be approximately $36.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about July 20, 2011, subject to customary closing conditions. Towerstream has also granted the underwriters a 45-day option to purchase up to an additional 1,350,000 shares of common stock to cover over-allotments, if any. All of the shares in the offering are to be sold by Towerstream.

Towerstream intends to use the net proceeds from this offering for the deployment and expansion of its Wi-Fi network, potential acquisitions, organic expansion in existing and new markets, and general corporate purposes.

Lazard Capital Markets LLC and Rodman & Renshaw, LLC are acting as the joint book-running managers and Merriman Capital, Inc. is acting as the co-manager for the offering. A shelf registration statement and accompanying base prospectus on Form S-3 relating to the shares was filed with the Securities and Exchange Commission and is effective.  A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement relating to the offering, when available, may be obtained from the offices of Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020 or via telephone at (800) 542-0970, or from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020 or via telephone at (212) 430-1710, or from the above-mentioned SEC website.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Towerstream Corporation

Towerstream is a leading 4G service provider in the U.S., delivering high-speed wireless Internet access to businesses. Founded in 2000, the Company has established networks in 12 markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville, Las Vegas/Reno and the greater Providence area where the Company is based.  For more information, visit our website at www.towerstream.com or follow us on Twitter @Towerstream.

The Towerstream Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6570

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand a Wi-Fi network in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:    Vision Advisors
          INVESTOR CONTACT:
          Terry McGovern
          415-902-3001
          mcgovern@visionadvisors.net

          LaunchSquad Public Relations
          MEDIA CONTACT:
          Matt Calderone
          212-564-3665
          towerstream@launchsquad.com

Source: Towerstream Corporation

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